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                                                                   Exhibit 10(h)
                               SEVERANCE AGREEMENT
                               -------------------

          THIS SEVERANCE AGREEMENT ("Agreement") is made on May 20, 1998, by and between Mine Safety Appliances Company, a Pennsylvania corporation (the "Company"), and John T. Ryan III (the "Executive").

          WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continued employment of key management personnel; and

          WHEREAS, the Company's Board of Directors recognizes that, as is the case with many publicly held corporations, the possibility of a change in control exists and that such possibility, and the uncertainty which it may engender among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

          WHEREAS, the Board of Directors has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control;

          NOW, THEREFORE, in consideration of the premises and the respective covenants herein contained, the Company and the Executive hereby agree as follows:

          1. Defined Terms. The definitions of capitalized terms used in this Agreement (if not provided where a capitalized term initially appears) are provided in the last Section hereof.

          2. Term of Agreement. The Term of this Agreement shall commence on the date hereof and end on December 31, 2000, unless further extended as hereinafter provided. Commencing on January 1, 2000 and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than thirty-six (36) months beyond the month in which such Change in Control occurred.

          3.  Company's Covenants Summarized. In order to induce the
Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other

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payments and benefits described herein. Except as provided in Section 9.1 hereof, no Severance Payments shall be payable under this Agreement unless there shall have been (or, under the terms of the second sentence of Section 6.1 hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company on or after a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

          4. Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change of Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

          5.  Compensation Other Than Severance Payments.

          5.1 After a Change in Control and during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability; provided, however, that such salary payments shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such salary payment under disability benefit plans of the Company or under the Social Security disability insurance program, which amounts were not previously applied to reduce any such salary payment.

          5.2 If the Executive's employment shall be terminated for any reason (other than Disability) on or after a Change in Control and during the Term, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the

                                      -2-

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Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

          5.3 If the Executive's employment shall be terminated for any reason on or after a Change in Control and during the Term, the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.

          6.  Severance Payments; Legal Expenses.

          6.1 If the Executive's employment is terminated on or after a Change in Control and during the Term, (i) by the Company without Cause, (ii) by the Executive with Good Reason, or (iii) by the Executive in a Window Period Termination, then the Company shall pay the Executive the amounts (and provide the Executive the benefits) described in this Section 6.1 (together, the "Severance Payments"), in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated after a Change in Control by the Company without Cause or after a Change in Control by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Executive terminates the Executive's employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs). For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Executive shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that such position is not correct. For purposes of this Agreement, termination of the Executive's employment "by the Company without Cause" shall not include termination by the Company for Disability or termination by reason of the Executive's death.

                                      -3-

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               (A)  In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit or separation pay otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three times the sum of (i) the Executive's base salary as in effect immediately prior to the Date of Termination (or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason), and (ii) the average annual bonus earned by the Executive pursuant to any annual bonus or incentive plan maintained by the Company in which the Executive participated in respect of the two fiscal years ending immediately prior to the fiscal year in which occurs the Date of Termination (or, if higher, immediately prior to the fiscal year in which occurs the first event or circumstance constituting Good Reason); provided, however, that if there is only one bonus earned by the Executive in the applicable two-year period, the average annual bonus will be deemed to equal the bonus so earned; and, provided further that if the Executive has been so recently hired by the Company that he has not earned any annual bonus which can be used to calculate an average annual bonus pursuant to this provision, he shall be deemed to have earned an average annual bonus determined by multiplying his applicable base salary by a fraction, the numerator of which is the total of the average annual bonuses of all employees of the Company who have severance agreements with the Company immediately prior to the Executive's Date of Termination and the denominator of which is the total of the applicable base salaries of such employees (as such terms are defined in their respective severance agreements).

               (B) For the thirty-six (36) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and the Executive's dependents with medical and dental insurance benefits substantially similar to those "provided" (determined in accordance with the next sentence hereof) to the Executive and the Executive's dependents immediately prior to the Date of Termination or, if more favorable to the Executive, those "provided" to them immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Executive than the cost to the Executive of the medical and dental insurance benefits to which the Executive was actually entitled immediately prior to such date or occurrence. For purposes of this paragraph of Section 6.1(B), in determining which benefits were "provided" at the applicable date, the Executive shall be deemed to have elected the most comprehensive benefits and coverage available to the Executive at that date (whether or not actually elected); further, such benefits shall include,

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     without limitation, an unrestricted right for the Executive and the
     Executive's dependents to select their own care providers. The Company shall provide such post-termination benefits under its medical and dental plans, to the extent that the Executive's continued participation is possible under the general terms and provisions of such plans. To the extent that such participation is not possible, the Company shall arrange to otherwise provide the Executive with such post-termination benefits.

          For the thirty-six (36) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive with life and accident insurance benefits substantially similar to those provided to the Executive immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Executive than the cost to the Executive immediately prior to such date or occurrence.

          Benefits otherwise receivable by the Executive pursuant to this
     Section 6.1(B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive by a successor employer during the thirty-six (36) month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the cost of such benefits to the Executive over the cost of the Executive's actual medical, dental, life and accident insurance benefits immediately prior to the Date of Termination or, if more favorable to the Executive, the first occurrence of an event or circumstance constituting Good Reason.

               (C) Notwithstanding any provision of the Company's Executive Insurance Program (with any successor plan or program, the "EIP"), if the Executive participates in the EIP, the Executive's right to be treated as a "Retired Participant" under the EIP (as defined therein) after the Date of Termination shall be determined by adding to the actual age and service credit of the Executive, as determined under the provisions of the EIP, an additional thirty-six (36) months of age and service credit.

               (D) If the Executive would have become entitled to benefit coverage under the Company's post-retirement health care plan, as in effect immediately prior to the Date of Termination (or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good

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     Reason), had the Executive's employment terminated subsequent to the Date of Termination, on a date which would occur during the period of thirty-six
     (36) months immediately following the Date of Termination, the Company shall provide such post-retirement health care benefit coverage to the Executive and the Executive's dependents commencing on the later of (i) the date on which such coverage would have first become available, and (ii) the date on which benefits described in Section 6.1(B) hereof terminate.

          6.2 (A) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part), by the Company, an Affiliate or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary, to zero); provided, however, that the Executive may elect to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

               (B) For purposes of this limitation, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of section 280G of the Code, in the opinion of Tax Counsel, and (iv) the value of

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any noncash benefit or any deferred payment or benefit included in the Total
Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

               (C) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Section 6.2, the Total Payments paid to or for the Executive's benefit are in an amount that would result in any portion of such Total Payments being subject to the Excise Tax, then, if such repayment would result in (i) no portion of the remaining Total Payments being subject to the Excise Tax and (ii) a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, the Executive shall have an obligation to pay the Company upon demand an amount equal to the sum of (i) the excess of the Total Payments paid to or for the Executive's benefit over the Total Payments that could have been paid to or for the Executive's benefit without any portion of such Total Payments being subject to the Excise Tax; and (ii) interest on the amount set forth in clause (i) of this sentence at the rate provided in section 1274(b)(2)(B) of the Code from the date of the Executive's receipt of such excess until the date of such payment.

          6.3 The payments provided to the Executive or for the Executive's benefit in Section 6.1(A) shall be made not later than the fifth (5th) business day following the Date of Termination; provided, however, that if the amounts of such payments, and the limitation on such payments set forth in Section 6.2 hereof, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate of the payments under Section 6.1(A), as determined in good faith by the Company, the estimate to be of the minimum amount of such payments to which the Executive is clearly entitled, and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the
Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination (or, if earlier, the thirtieth (30th) day after the Executive's receipt of an excess parachute payment). In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without

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limitation, any opinions or other advice the Company has received from Tax
Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

          6.4 The Company also shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder; provided, however, that no such fees and expenses shall be paid unless the Executive prevails on at least one of the issues he raises. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

          7.  Termination Procedures and Compensation During Dispute.

          7.1 Notice of Termination. After a Change in Control and during the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause based on clause (ii) or (iii) of the definition of Cause herein is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (ii) or (iii) of the definition of Cause herein, and specifying the particulars thereof in detail.

          7.2 Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-

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time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

          7.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

          7.4 Compensation During Dispute. If a purported termination occurs on or after a Change in Control (or is deemed to have so occurred pursuant to the second and third sentences of Section 6.1 hereof) and during the Term and the Date of Termination is extended in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given until the Date of Termination, as determined in accordance with Section 7.3 hereof. Amounts paid under this
Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

          8. No Mitigation; Limited Offset. The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof or Section 7.4 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(B) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by

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retirement benefits, by offset against any amount claimed to be owed by the
Executive to the Company, or otherwise.

          9.  Successors; Binding Agreement.

          9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, each such amount, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

          10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

               To the Company:

               Mine Safety Appliances Company
               RIDC Industrial Park
               121 Gamma Drive
               Pittsburgh, Pennsylvania  15238

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               Attention:  General Counsel

          11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

          12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          14. Settlement of Disputes; Arbitration.

          14.1 All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Committee and shall be in writing. Any denial by the Committee of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Committee shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Committee a decision of the Committee within sixty (60) days after notification by the Committee that the Executive's claim has been denied.

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          14.2 Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Pittsburgh, Pennsylvania in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in this Agreement shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

          15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

          (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

          (B)  "Auditor" shall have the meaning set forth in Section 6.2 hereof.

          (C) "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

          (D) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          (E)  "Board" shall mean the Board of Directors of the Company.

          (F) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to

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the Committee by clear and convincing evidence that Cause exists.

          (G) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs of this Section 15(G) shall have occurred:

          (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause
          (i) of paragraph (III) below; or

          (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

          (IV) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (I) "Committee" shall mean (i) the individuals (not fewer than three in number) who, on the date six months before a Change in Control, constitute the Personnel Committee of the Board, plus (ii) in the event that fewer than three individuals are available from the group specified in clause (i) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (ii)); provided, however, that the maximum number of individuals constituting the Committee shall not exceed five.

          (J) "Company" shall mean Mine Safety Appliances Company, a Pennsylvania corporation and, except in determining under Section 15(G) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (K)  "Date of Termination" shall have the meaning set forth in Section
7.2 hereof.

          (L) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty
(30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

          (M) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (N) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.

          (O) "Executive" shall mean the individual named in the first paragraph of this Agreement.

          (P) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) on or after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of Section 6.1 hereof (treating all references in paragraphs (I) through (VII) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI) or (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                    (I) the assignment to the Executive of any duties inconsistent with the Executive's status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

                    (II) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                    (III) the relocation of the Executive's principal place of employment to a location more than thirty-five (35) miles from the Executive's principal place of employment immediately prior to the Change in Control or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

                    (IV) the failure by the Company to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                    (V) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Company's annual incentive plan, the 1998 Management Share Incentive Plan, the Executive Insurance Program, the Supplemental Savings Plan or the Supplemental Pension Plan or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control;

                    (VI) except for any changes required by applicable law, the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control, the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                    (VII) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective.

          The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that Good Reason does not exist.

          (Q)  "Notice of Termination" shall have the meaning set forth in
Section 7.1 hereof.

          (R) "Pension Plans" shall mean all tax-qualified and non-qualified supplemental or excess benefit pension plans maintained by the Company and any other plan or agreement entered into between the Executive and the Company which is designed to provide the Executive with supplemental retirement benefits.

          (S) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities,(iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) any individual or entity [including the trustees (in such capacity) of any such entity which is a trust] which is, directly or indirectly, the Beneficial Owner of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's then outstanding securities immediately before the Effective Date or any Affiliate of any such individual or entity, including, for purposes of this Section 15(S), any of the following: (A) any trust (including the trustees thereof in such capacity) established by or for the benefit of any such individual; (B) any charitable foundation (whether a trust or a corporation, including the trustees or directors thereof in such capacity) established by any such individual; (C) any spouse of any such individual; (D) the ancestors (and spouses) and lineal descendants (and spouses) of such individual and such spouse; (E) the brothers and sisters (whether by the whole or half blood or by adoption)of either such individual or such spouse; or
(F) the lineal descendants (and their spouses) of such brothers and sisters.

          (T) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                    (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                    (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                    (III) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

                    (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (U) "Retirement" shall be deemed the reason for the termination by the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, including early retirement, generally applicable to its salaried employees.

          (V)  "Severance Payments" shall have the meaning set forth in Section
6.1 hereof.

          (W) "Tax Counsel" shall have the meaning set forth in Section 6.2 hereof.

          (X) "Term" shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

          (Y)  "Total Payments" shall mean those payments so described in
Section 6.2 hereof.

          (Z) "Window Period Termination" shall mean a termination of the Executive's employment by the Executive without Good Reason by giving a Notice of Termination during the one-year period beginning on the date of a Change in Control and ending on the first anniversary thereof.

                                        MINE SAFETY APPLIANCES COMPANY


                                        By:
                                           ------------------------------------
                                                     Thomas B. Hotopp
                                                        President


                                        _
                                                     John T. Ryan III

                                        Address:  5708 Lynne Haven Road
                                                  Pittsburgh, PA  15217